--------------------------------------------------------------------------------
        As filed with the Securities and Exchange Commission on March 2, 1999 -
                                                      Registration No. 33-55499.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              DONNELLY CORPORATION
             (Exact name of registrant as specified in its charter)

            Michigan                                     38-0493110
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

               49 West Third Street, Holland, Michigan 49423-2813
               (Address of Principal Executive Offices) (Zip Code)

          Donnelly Corporation Non-Employee Director Stock Option Plan
                            (Full Title of the Plan)

       Maryam Komejan, 49 West Third Street, Holland, Michigan 49423-2813
                     (Name and address of agent for service)


                          Copies of Communications to:
                             William J. Lawrence III
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                              Proposed              Proposed
           Title of                                            Maximum               Maximum
       Securities to be              Amount to be          Offering Price           Aggregate             Amount of
          Registered                  Registered            Per Share(2)         Offering Price      Registration Fee (2)
------------------------------------------------------------------------------------------------------------------------
Class A Common Stock
($.10 Par Value)                   125,000 Shares(1)           $12.54              $1,567,500               $463
===============================  ===================== ====================== =====================  ===================

(1) Represents the number of shares of Common Stock authorized for issuance under the Donnelly Corporation Non-Employee Director Stock Option Plan (the "Plan"). A total of 62,500 shares of Common Stock were registered pursuant to this Registration Statement on or about September 16, 1994. This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.
(2) For the purpose of computing the registration fee only, the price shown is based upon the price of $12.54 per share, the average of the high and low sales prices for the Common Stock of Donnelly Corporation on the New York Stock Exchange on March 1, 1999, in accordance with Rule 457(h). The Amount of Registration Fee includes a fee of $231.50 to register the additional 62,500 shares of Common Stock being registered pursuant to this Amendment No. 1, in addition to the fee previously paid.

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
--------------------------------------------------------------------------------

     The Prospectus information appearing on pages 1-6 of this Form S-8 Registration Statement as originally filed with the SEC on or about September 16, 1994, is hereby deleted. This Amendment No. 1 amends and restates the Registration Statement.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Company's Annual Report on Form 10-K for the year ended July 3, 1993, which has been filed by the Company with the Commission (File No. 1-9716), is incorporated herein by reference. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report on Form 10-K are incorporated herein by reference. All other reports or documents filed by the Company pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statements contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The consolidated financial statements of Donnelly Corporation and subsidiaries as of July 3, 1993, and for each of the years in the three-year period ended July 3, 1993, have been incorporated in this Registration Statement by reference in reliance upon the report, also incorporated in this Registration Statement by reference, of BDO Seidman LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

     The description of the Company's Class A Common Stock, the class of securities offered pursuant to this Registration Statement, is contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Articles of Incorporation of the Company provide that its directors and officers are to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA"). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The MBCA specifically provides that it is not the exclusive source of indemnity. As a result, the Company adopted individual indemnification agreements with its directors. Approved by the Company's shareholders, the indemnification agreements provide a contractually enforceable right, upon which written notice, for prompt indemnification, except that indemnification is not required where: (i) indemnification is provided under an insurance policy, except for amounts in excess of insurance coverage; (ii) a director is entitled to indemnification by reason of having given notice of any circumstance which might give rise to a claim under any policy of insurance, the terms of which have expired prior to the effective date of the indemnity agreement; (iii) indemnification is provided by the Company outside of the agreement; (iv) the claim for indemnity is based upon or attributable to any transaction involving: intentional misconduct or a knowing violation of law, a violation of Section 551(1) or any successor provision of the MBCA, or from which the director derived an improper personal benefit; (v) the claim involved a violation of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, or similar provisions of state law; or (vi) indemnification by the Company is otherwise prohibited by applicable law. In the case of a derivative or other action by or in the right of the Company where a director is found liable, indemnity is predicted on the determination that indemnification is nevertheless appropriate, by: majority vote of a committee of two or more disinterested directors appointed by the Board of Directors; independent legal counsel in a written opinion; or the court in which the claim is litigated, whichever the indemnitee chooses. The protection provided by the indemnification agreements is broader than that under the MBCA, where indemnification in such circumstances is available only where specifically authorized by the court where the claim is litigated.

     In addition to the available indemnification, the Company's Articles of Incorporation, as amended, limit the personal liability of the members of its Board of Directors for monetary damages with respect to claims by the Company or its shareholders resulting from certain negligent acts or omissions.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     Reference is made to the Exhibit Index which appears on page S-5.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and
          (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holland, State of Michigan, on the 26TH day of February, 1999.

                              DONNELLY CORPORATION


                              By:  /s/ Maryam Komejan
                                   Maryam Komejan
                                   Senior Vice President and Corporate Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on February 26TH, 1999, by the following persons in the capacities indicated.



By: ______________________________     By: /s/ B. Patrick Donnelly, III*
    John A. Borden, Director               B. Patrick Donnelly, III, Director

By: /s/ R. Eugene Goodson*             By: /s/ Joan E. Donnelly*
    R. Eugene Goodson, Director            Joan E. Donnelly, Director

By: /s/ Donald R. Uhlmann*             By: /s/ Thomas E. Leonard*
    Donald R. Uhlmann, Director            Thomas E. Leonard, Director

By: /s/ J. Dwane Baumgardner*          By: /s/ Gerald T. McNeive*
    J. Dwane Baumgardner, Director         Gerald T. McNeive, Jr., Director

By: /s/ Arnold F. Brookstone*          By: /s/ Scott E. Reed
    Arnold F. Brookstone, Director         Scott E. Reed, Senior Vice President
                                           and Chief Financial Officer
By: /s/ Rudolph B. Pruden*
    Rudolph B. Pruden, Director

                                       By: /s/ Ronald L. Winowiecki
                                           Ronald L. Winowiecki, Corporate
                                           Controller and European Finance
                                           Director (Principal Accounting
                                           Officer)
*By: /s/ Maryam Komejan
     Maryam Komejan
     Attorney-in-Fact

::ODMA\PCDOCS\GRR\242627\1

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:



Exhibit 4 Donnelly Corporation Non-Employee Director Stock Option Plan, as amended by Amendment No. 1, which Amendment No. 1 is incorporated by reference to Appendix C of the Registrant's Proxy Statement for the October 16, 1998, Annual Meeting of Shareholders

Exhibit 5      Opinion of Varnum, Riddering, Schmidt & Howlett LLP

Exhibit 23(a)  Consent of BDO Seidman LLP

Exhibit 23(b)  Consent of Varnum, Riddering, Schmidt & Howlett LLP  (included in
               Exhibit 5)

Exhibit 24     Power of Attorney - included on page S-4 hereof

                                    EXHIBIT 5


                                  March 1, 1999



Donnelly Corporation
49 West Third Street
Holland, Michigan 49423-2813

         Re:      Registration Statement on Form S-8 Relating to the
                  Donnelly Corporation Non-Employee Director Stock Option Plan

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Donnelly Corporation, a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 125,000 shares of the Company's Class A common stock, par value $0.10 per share, for issuance pursuant to the Company's Non-Employee Director Stock Option Plan (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 125,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP

                  /s/ Varnum, Riddering, Schmidt & Howlett LLP

                                  EXHIBIT 23(a)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Donnelly Corporation
Holland, Michigan


We hereby consent to the incorporation by reference in this Registration Statement of Donnelly Corporation for its Non Employee Director's Stock Option Plan, of our reports dated August 6, 1998, relating to the combined consolidated financial statements and schedules of Donnelly Corporation appearing in the Company's Annual Report on Form 10-K for the year ended June 27, 1998.

We  also  consent  to  the  reference  to us as  experts  in  this  Registration
Statement.



/s/ BDO SEIDMAN, LLP



Grand Rapids, Michigan
February 28, 1999